Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Tuesday, May 6, 2008		bob.lougee@usamobility.com
USA Mobility Reports First Quarter Operating Results,
Board Declares Quarterly Cash Distribution
Subscriber and Revenue Trends Continue to Improve;
Recurring Expenses Show Significant Decline;
Net Income Offset by Goodwill Impairment;
New Products Gain Traction
Alexandria, VA (May 6, 2008) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the first quarter ended March 31, 2008.
Total revenue for the first quarter was $94.8 million, compared to $100.2 in the fourth quarter of 2007 and $111.5 million in the year-earlier quarter. EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment) in the first quarter totaled $29.9 million, compared to $24.5 million in the fourth quarter of 2007 and $35.1 million in the first quarter of 2007. First quarter net loss was $177.8 million, or $6.48 per fully diluted share, compared to net income of $13.0 million, or $0.47 per fully diluted share, in the first quarter of 2007. The loss resulted from a goodwill impairment for which the Company incurred a $188.2 million non-cash expense to write-off its entire goodwill balance. Absent the goodwill write-down, net income in the first quarter would have been $10.4 million, or $0.38 per fully diluted share.
First quarter results included:
•	EBITDA margin (or EBITDA as a percentage of revenue) increased to 31.6 percent in the first quarter, compared to 24.5 percent in the fourth quarter of 2007. This represents the highest EBITDA margin since the Company was formed in late 2004 by the merger of Arch Wireless, Inc. and subsidiaries and Metrocall Holdings, Inc. and subsidiaries.

•	The annual rate of subscriber erosion improved to 14.8 percent from 15.1 percent in the fourth quarter of 2007 and 15.6 percent in the year-earlier quarter. The quarterly rate of subscriber loss improved to

4.4 percent in the first quarter, historically the quarter with the highest net churn, compared to 4.7 percent in the first quarter of 2007.

•	Net unit loss was 152,000 in the first quarter, compared to 193,000 in the first quarter of 2007. Units in service totaled 3,333,000 at March 31, 2008, compared to 3,485,000 at December 31, 2007.

•	The annual rate of revenue erosion improved to 15.0 percent from 17.3 percent in the first quarter of 2007.

•	Operating expenses, excluding depreciation, amortization, accretion and goodwill impairment, totaled $64.8 million in the first quarter, a reduction of $10.8 million, or 14.3 percent, from $75.7 million in the fourth quarter of 2007. Quarterly operating expenses declined 15.2 percent from the first quarter 2007, and, in both dollars and as a percentage of revenue, are at their lowest level in nearly four years.

•	Total paging ARPU (average revenue per unit) decreased to $8.49 in the first quarter from $8.62 in the fourth quarter of 2007 and $8.65 in the year-earlier quarter.

•	Capital expenses were $4.0 million, compared to $5.2 million in the fourth quarter of 2007.

•	The Company’s cash balance at March 31, 2008 was $69.0 million.
“USA Mobility reported another solid operating performance in the first quarter,” said Vincent D. Kelly, president and chief executive officer, “meeting or exceeding a majority of the performance objectives contained in our business plan and consistent with the financial guidance we provided earlier this year. Our rate of annual subscriber and revenue erosion showed further improvement during the quarter as we continued to concentrate our sales and marketing efforts on our core market segments of Healthcare, Government and Large Enterprise. In addition, despite ongoing business risks, we continued to generate substantial free cash flow while successfully managing the business profitably with a low-cost operating structure.”
Kelly added, “During the quarter we gained sales traction on several new products we launched last year for Healthcare accounts, including ReadyCall, our wide-area network coaster pager that hospitals and doctors use to eliminate congestion in waiting rooms, and our Private Medical Messaging Network, a dedicated paging and communications system that manages messaging traffic within a single hospital or multiple hospital campus network. In addition, we are very enthused about the initial response we have received to our new product PageSync, which allows our paging customers to receive their pages on a BlackBerry® or SMS handset. We believe this product solves a critical need by giving our customers a solution that unifies paging with voice and e-mail in data-centric handsets, like BlackBerrys, providing the unique benefits of both solutions on one device. While our sales force is just beginning to acquaint customers with the benefits of this innovative product, the feedback they have received to date has been very positive.”
Kelly said the Company again returned capital to stockholders in the first quarter consistent with its stated goal, paying a regular quarterly cash distribution of $0.65 per share, or an aggregate amount of approximately $17.8 million, on March 13, 2008. In addition, the Board of Directors on May 2, 2008 declared a regular quarterly cash distribution of

$0.25 per share, payable on June 19, 2008 to stockholders of record on May 19, 2008. The Company expects the cash distribution, a total of approximately $6.8 million, to be paid as a return of capital. “As previously discussed,” Kelly stated, “the Board of Directors and management set the revised cash distribution rate at a level that is sustainable on a longer term basis over the next several years. The decision to re-set the rate was made to strengthen our financial position while maintaining a respectable yield on our stock, and was not the result of a sudden weakening in our near-term outlook. In fact, our first quarter cash flow performance and record EBITDA margin of 31.6 percent reflect our ability to generate significant cash flow notwithstanding the many challenges we face. Our commitment to return the cash we generate to our stockholders has not changed. Since the merger, which formed USA Mobility, Inc. in late 2004, and prior to today’s announcement, we have already returned $9.40 per share, representing $255.6 million, to our stockholders. Our current cash balance is approximately $2.50 per share and we expect to generate significant cash over the remainder of this year. We are currently awaiting the result of our challenge to the Federal Communications Commission (FCC) on the Back-Up Power Order appeal and we anticipate resolution by the end of the summer, at which point we may be in a position to return additional cash above the level of our recurring quarterly distributions to our stockholders either in the form of a stock repurchase program, special distributions as we have done in the past or a combination of both.”
Thomas L. Schilling, chief operating officer and chief financial officer, said the Company’s expenses declined significantly during the first quarter as a result of ongoing cost control initiatives. “Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) decreased 15.2 percent from the year-earlier quarter,” he said, “outpacing the year-over-year decline in revenue of 15.0 percent. In addition,” Schilling noted, “operating expense as a percentage of revenue was 68.4 percent in the first quarter, the lowest level in almost four years.”
Schilling added, “The combination of lower expenses and improving revenue trends contributed to an increase in first quarter EBITDA and EBITDA margin compared to the prior quarter. While we are pleased and encouraged by these financial trends, we are maintaining our previous financial guidance for 2008 of revenues between $345 million to $355 million, operating expenses – excluding depreciation, amortization, accretion and goodwill impairment – between $250 million to $255 million, and capital expenses between $18 million to $20 million.”
Commenting on the Company’s decision to write-off goodwill, Schilling said, “The significant change in our market capitalization at March 31, 2008, compared to December 31, 2007, necessitated a goodwill impairment analysis to be performed earlier than our normal annual test. Based on the lower market value and the accounting rules related to goodwill, we recorded a $188.2 million non-cash expense in the first quarter to write-off our entire goodwill balance. This expense has no impact on our underlying operations or cash flows.”
* * * * * * * * *

USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Wednesday, May 7, 2008. The dial-in number for the call is 877-419-6603 (toll-free) or 719-325-4903 (toll). The pass code for the call is 4055284. A replay of the call will be available from 4:00 p.m. ET on May 7 until 11:59 p.m. on Wednesday, May 21. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4055284.
* * * * * * * * *
USA Mobility’s Annual Meeting of Stockholders will be held at 10:00 a.m. Eastern Time on Wednesday, May 14, 2008 in Alexandria, VA.
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies.  The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments.  USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale.  For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, our ability to continue to reduce operating expenses and to generate cash from operations, our future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, technological improvements in hand-held devices and transmission services offered by our competitors, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
			(restated)
Revenues:
Paging service	$104,003	$98,248	$95,393	$91,825	$86,773
Cellular	2,087	2,497	2,035	1,705	1,859
Product sales	4,400	5,335	6,851	5,618	4,871
Other	1,052	1,390	1,145	1,040	1,255

Total revenues	111,542	107,470	105,424	100,188	94,758

Operating expenses:
Cost of products sold	687	1,508	2,435	1,603	1,081
Service, rental and maintenance	39,033	39,356	36,746	36,795	33,969
Selling and marketing	10,242	9,975	9,891	8,720	7,836
General and administrative	26,448	23,297	23,606	23,316	21,808
Severance and restructuring	17	—	1,177	5,235	145
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513
Goodwill impairment	—	—	—	—	188,170

Total operating expenses	89,745	86,586	85,903	86,541	265,522

% of total revenues	80.5%	80.6%	81.5%	86.4%	280.2%

Operating income (loss)	21,797	20,884	19,521	13,647	(170,764)

% of total revenues	19.5%	19.4%	18.5%	13.6%	-180.2%

Interest income, net	951	932	856	709	578
Other (expense) income, net	(516)	826	1,038	802	125

Income (loss) before income tax expense	22,232	22,642	21,415	15,158	(170,061)
Income tax expense	9,206	9,676	5,947	61,816	7,739

Net income (loss)	$13,026	$12,966	$15,468	$(46,658)	$(177,800)

Basic net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)

Diluted net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)

Basic weighted average common shares outstanding	27,434,418	27,440,094	27,445,028	27,450,035	27,459,068

Diluted weighted average common shares outstanding	27,578,066	27,570,346	27,594,513	27,450,035	27,459,068

Reconciliation of operating income (loss) to EBITDA (b):
Operating income (loss)	$21,797	$20,884	$19,521	$13,647	$(170,764)
Add back: depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513
Add back: goodwill impairment	—	—	—	—	188,170

EBITDA	$35,115	$33,334	$31,569	$24,519	$29,919

% of total revenues	31.5%	31.0%	29.9%	24.5%	31.6%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
Units in service
Beginning units in service
Direct one-way	3,318	3,179	3,071	2,961	2,854
Direct two-way	280	263	245	232	221

Total direct	3,598	3,442	3,316	3,193	3,075

Indirect one-way	417	378	346	330	312
Indirect two-way	90	92	95	97	98

Total indirect	507	470	441	427	410

Total beginning units in service	4,105	3,912	3,757	3,620	3,485

Gross placements
Direct one-way	91	112	107	81	77
Direct two-way	12	14	13	10	8

Total direct	103	126	120	91	85

Indirect one-way	19	25	35	29	17
Indirect two-way	8	8	7	7	16

Total indirect	27	33	42	36	33

Total gross placements	130	159	162	127	118

Gross disconnects
Direct one-way	(230)	(220)	(217)	(188)	(199)
Direct two-way	(29)	(32)	(26)	(21)	(22)

Total direct	(259)	(252)	(243)	(209)	(221)

Indirect one-way	(58)	(57)	(51)	(47)	(44)
Indirect two-way	(6)	(5)	(5)	(6)	(5)

Total indirect	(64)	(62)	(56)	(53)	(49)

Total gross disconnects	(323)	(314)	(299)	(262)	(270)

Net gain (loss)
Direct one-way	(139)	(108)	(110)	(107)	(122)
Direct two-way	(17)	(18)	(13)	(11)	(14)

Total direct	(156)	(126)	(123)	(118)	(136)

Indirect one-way	(39)	(32)	(16)	(18)	(27)
Indirect two-way	2	3	2	1	11

Total indirect	(37)	(29)	(14)	(17)	(16)

Total net change	(193)	(155)	(137)	(135)	(152)

Ending units in service
Direct one-way	3,179	3,071	2,961	2,854	2,732
Direct two-way	263	245	232	221	207

Total direct	3,442	3,316	3,193	3,075	2,939

Indirect one-way	378	346	330	312	285
Indirect two-way	92	95	97	98	109

Total indirect	470	441	427	410	394

Total ending units in service	3,912	3,757	3,620	3,485	3,333

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
ARPU
Direct one-way	$7.96	$7.87	$7.98	$7.93	$7.83
Direct two-way	23.91	24.02	24.17	24.06	23.68

Total direct	9.18	9.08	9.16	9.09	8.95

Indirect one-way	4.45	4.12	4.35	4.11	4.10
Indirect two-way	6.30	6.10	5.30	8.20	7.52

Total indirect	4.79	4.53	4.56	5.06	4.97

Total one-way	7.57	7.48	7.61	7.55	7.47
Total two-way	19.46	19.18	18.74	19.30	18.44

Total paging ARPU	$8.65	$8.54	$8.62	$8.62	$8.49

Gross disconnect rate (b)
Direct one-way	-6.9%	-6.9%	-7.1%	-6.4%	-7.0%
Direct two-way	-10.4%	-12.2%	-10.5%	-9.1%	-10.2%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%

Indirect one-way	-14.0%	-15.0%	-14.7%	-14.1%	-13.9%
Indirect two-way	-6.2%	-5.9%	-5.7%	-6.7%	-5.3%

Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%

Total one-way	-7.7%	-7.8%	-7.8%	-7.1%	-7.7%
Total two-way	-9.4%	-10.4%	-9.2%	-8.4%	-8.7%

Total paging gross disconnect rate	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%

Net gain (loss) rate (c)
Direct one-way	-4.2%	-3.4%	-3.6%	-3.6%	-4.3%
Direct two-way	-5.9%	-6.9%	-5.3%	-4.6%	-6.4%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%

Indirect one-way	-9.5%	-8.5%	-4.6%	-5.4%	-8.5%
Indirect two-way	2.5%	3.2%	2.1%	0.8%	11.0%

Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%

Total one-way	-4.8%	-3.9%	-3.7%	-3.8%	-4.7%
Total two-way	-3.9%	-4.2%	-3.3%	-3.0%	-1.1%

Total paging net gain (loss) rate	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain (loss) rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
Gross placement rate (b)

Healthcare	3.6%	4.8%	4.5%	3.6%	3.3%
Government	2.2%	2.5%	2.5%	2.0%	2.2%
Large enterprise	2.7%	3.0%	2.9%	2.7%	2.4%
Other	2.6%	3.2%	3.4%	2.4%	2.5%

Total direct	2.9%	3.7%	3.6%	2.8%	2.8%
Total indirect	5.3%	6.9%	9.6%	8.5%	8.0%

Total	3.2%	4.1%	4.3%	3.5%	3.4%

Gross disconnect rate (b)
Healthcare	-4.6%	-5.0%	-5.6%	-5.0%	-5.1%
Government	-5.8%	-6.4%	-6.8%	-6.0%	-6.7%
Large enterprise	-8.4%	-9.3%	-7.6%	-6.9%	-8.6%
Other	-10.9%	-10.5%	-10.5%	-9.5%	-10.7%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%
Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%

Total	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%

Net loss rate (b)
Healthcare	-1.1%	-0.2%	-1.0%	-1.3%	-1.7%
Government	-3.6%	-3.8%	-4.3%	-4.0%	-4.5%
Large enterprise	-5.7%	-6.2%	-4.6%	-4.3%	-6.2%
Other	-8.3%	-7.2%	-7.2%	-7.1%	-8.2%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%
Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%

Total	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%

End of period units in service % of total (b)
Healthcare	33.6%	35.0%	36.2%	37.1%	38.3%
Government	17.9%	18.0%	17.8%	17.8%	17.9%
Large enterprise	13.8%	13.6%	13.5%	13.5%	13.1%
Other	22.6%	21.7%	20.7%	19.8%	18.9%

Total direct	88.0%	88.3%	88.2%	88.2%	88.2%
Total indirect	12.0%	11.7%	11.8%	11.8%	11.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnet and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR
ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
Account size ending units in service (000’s)
1 to 3 units	251	232	216	200	184
4 to 10 units	150	139	129	120	112
11 to 50 units	368	344	319	298	276
51 to 100 units	215	200	189	176	164
101 to 1,000 units	924	898	856	827	784
>1,000 units	1,534	1,503	1,483	1,454	1,419

Total	3,442	3,316	3,193	3,075	2,939

End of period units in service % of total direct
1 to 3 units	7.2%	7.0%	6.7%	6.5%	6.2%
4 to 10 units	4.4%	4.2%	4.1%	3.9%	3.8%
11 to 50 units	10.7%	10.4%	10.0%	9.7%	9.4%
51 to 100 units	6.2%	6.0%	5.9%	5.7%	5.6%
101 to 1,000 units	26.9%	27.1%	26.8%	26.9%	26.7%
>1,000 units	44.6%	45.3%	46.5%	47.3%	48.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-9.0%	-7.6%	-6.6%	-7.6%	-7.8%
4 to 10 units	-7.9%	-7.6%	-7.0%	-7.5%	-6.5%
11 to 50 units	-7.5%	-6.4%	-7.3%	-6.6%	-7.6%
51 to 100 units	-4.9%	-6.9%	-5.7%	-6.4%	-6.9%
101 to 1,000 units	-4.4%	-2.8%	-4.7%	-3.3%	-5.2%
>1,000 units	-2.2%	-2.0%	-1.3%	-2.0%	-2.4%

Total	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%

Account size ARPU
1 to 3 units	$14.68	$14.67	$14.90	$14.83	$14.66
4 to 10 units	13.41	13.40	13.68	13.62	13.56
11 to 50 units	10.95	10.93	11.15	11.07	10.99
51 to 100 units	9.44	9.48	9.74	9.74	9.57
101 to 1,000 units	8.24	8.24	8.35	8.38	8.23
>1,000 units	7.93	7.80	7.86	7.81	7.75

Total	$9.18	$9.08	$9.16	$9.09	$8.95

Cellular revenue
Number of activations	5,450	8,046	5,579	5,070	4,509

Revenue from cellular services (000’s)	$2,087	$2,497	$2,035	$1,705	$1,859

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08
Cost of products sold	$687	$1,508	$2,435	$1,603	$1,081

Service, rental and maintenance
Site rent	22,284	22,115	20,705	19,602	17,792
Telecommunications	7,058	6,622	5,289	6,356	6,204
Payroll and related	6,488	6,657	6,871	6,878	6,683
Stock based compensation	31	30	26	25	17
Other	3,172	3,932	3,855	3,934	3,273

Total service, rental and maintenance	39,033	39,356	36,746	36,795	33,969

Selling and marketing
Payroll and related	6,740	6,259	5,984	5,517	5,164
Commissions	2,170	2,386	2,140	2,056	1,724
Stock based compensation	93	91	67	52	39
Other	1,239	1,239	1,700	1,095	909

Total selling and marketing	10,242	9,975	9,891	8,720	7,836

General and administrative
Payroll and related	9,560	9,343	9,487	8,744	8,682
Stock based compensation	304	299	214	180	190
Bad debt	1,402	1,075	854	1,015	711
Facility rent	2,947	3,066	2,614	2,177	2,073
Telecommunications	1,764	1,526	1,402	1,366	1,048
Outside services	5,504	5,222	5,136	4,854	5,359
Taxes, licenses and permits	2,316	(20)	1,815	2,218	1,958
Other	2,651	2,786	2,084	2,762	1,787

Total general and administrative	26,448	23,297	23,606	23,316	21,808

Severance and restructuring	17	—	1,177	5,235	145
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513
Goodwill impairment	—	—	—	—	188,170

Operating expenses	$89,745	$86,586	$85,903	$86,541	$265,522

Capital expenditures	$5,086	$3,525	$4,528	$5,184	$3,988

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/07	3/31/08
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,542	$68,978
Accounts receivable, net	28,044	26,401
Prepaid expenses and other	8,608	8,392
Deferred income tax assets, net	8,267	7,170

Total current assets	109,461	110,941
Property and equipment, net	75,669	69,649
Goodwill	188,170	—
Intangible assets, net	16,929	14,683
Deferred income tax assets, net	86,219	79,581
Other assets	7,634	7,157

Total assets	$484,082	$282,011

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$53,418	$48,523
Distributions payable	93	1,033
Customer deposits	1,592	1,516
Deferred revenue	12,059	11,523

Total current liabilities	67,162	62,595
Other long-term liabilities	43,352	41,188

Total liabilities	110,514	103,783

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	373,565	356,025
Accumulated deficit	—	(177,800)

Total stockholders’ equity	373,568	178,228

Total liabilities and stockholders’ equity	$484,082	$282,011

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	3/31/08
Cash flows from operating activities:
Net income (loss)	$13,026	$(177,800)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	13,318	12,513
Goodwill impairment	—	188,170
Deferred income tax expense	8,052	7,735
Amortization of stock based compensation	428	246
Provisions for doubtful accounts, service credits and other	3,327	1,567
Non-cash transaction tax accrual adjustments	(1,530)	(946)
Loss on disposals of property and equipment	648	12
Changes in assets and liabilities:
Accounts receivable	(2,435)	76
Prepaid expenses and other	2,121	363
Intangibles and other long-term assets	493	477
Accounts payable and accrued liabilities	(1,634)	(5,766)
Customer deposits and deferred revenue	3	(613)
Other long-term liabilities	919	—

Net cash provided by operating activities	36,736	26,034

Cash flows from investing activities:
Purchases of property and equipment	(5,086)	(3,988)
Proceeds from disposals of property and equipment	79	153

Net cash used in investing activities	(5,007)	(3,835)

Cash flows from financing activities:
Cash distributions to stockholders	(17,944)	(17,763)

Net cash used in financing activities	(17,944)	(17,763)

Net increase in cash and cash equivalents	13,785	4,436
Cash and cash equivalents, beginning of period	66,507	64,542

Cash and cash equivalents, end of period	$80,292	$68,978

Supplemental disclosure:
Interest paid	$2	$2

Income taxes paid (state and local)	$14	$6

(a)	Slight variations in totals are due to rounding.